                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

  The following sets forth all of the direct and indirect subsidiaries of Wesley-Jessen Holding, Inc. If indented, the corporation is a wholly owned subsidiary of the corporation under which it is listed.

           SUBSIDIARY                       JURISDICTION
           ----------                       --------------
       Wesley-Jessen Corporation            Delaware
        Wesley-Jessen (Puerto Rico), Inc.   Delaware
         Wesley-Jessen Limited              United Kingdom
         WJ/PBH (Services) Limited          United Kingdom
           WJ/PBH Limited                   United Kingdom
        PBH Diffractive Lenses Limited      United Kingdom
        Wesley-Jessen (Canada), Inc.        Canada
         PBH, Inc.                          Delaware
           PBH International, Inc.          Delaware
           PBH Japan K.K.                   Japan
           Barnes-Hind International, Inc.  Delaware
             PBH Pty Ltd.                   Spain
           Barnes-Hind Spain, S.A.          Australia
        PBH (France), S.A.                  France
        Wesley-Jessen S.A.                  Spain
        Wesley-Jessen S.p.A.                Italy
         PBH S.p.A.                         Italy
        Wesley-Jessen (Japan) K.K.          Japan
        Wesley-Jessen S.A.R.L.              France
        PBH Nederland B.V.                  Netherands
        PBH N.V.                            Belgium
        Wesley-Jessen GmbH                  Germany
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